                                                                   Exhibit 10.29

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

           MASTER PURCHASE, LICENSE AND MAINTENANCE SERVICES AGREEMENT

                                     BETWEEN

                               JPMORGAN CHASE BANK

                                       AND

                                  EGENERA, INC.

                            JPMC AGREEMENT NO. 62320

                           EFFECTIVE DECEMBER 12, 2002

                                              TABLE OF CONTENTS

1.   SCOPE OF AGREEMENT...............................................         1
2.   TERM OF AGREEMENT................................................         3
3.   ACCEPTANCE OF ORDERS.............................................         4
4.   REQUIRED DOCUMENTATION...........................................         4
5.   SUBSTITUTION OF PRODUCTS BY EGENERA..............................         4
6.   SHIPMENT.........................................................         4
7.   RISK OF LOSS.....................................................         5
8.   DELIVERY AND DELAYS..............................................         5
9.   CANCELLATION AND SUBSTITUTION OF PRODUCTS BY JPMC................         5
10.  ACCEPTANCE OF PRODUCTS...........................................         5
11.  INVOICING AND PAYMENT TERMS......................................         6
12.  TAXES............................................................         6
13.  TITLE TO HARDWARE................................................         6
14.  LIMITED WARRANTY.................................................         7
15.  CONTINUED SUPPORT SERVICES.......................................         9
16.  VIRUSES..........................................................        10
17.  INDEMNIFICATION..................................................        10
18.  LIMITATION OF LIABILITY..........................................        12
19.  SOFTWARE LICENSE.................................................        13
20.  TERMINATION FOR BREACH, BANKRUPTCY AND OTHER REASONS.............        14
21.  FORCE MAJEURE....................................................        15
22.  CONFIDENTIALITY..................................................        15
23.  COMPLIANCE WITH LAWS.............................................        17
24.  ASSIGNMENT.......................................................        18
25.  WORK RULES AND SECURITY REGULATIONS..............................        18
26.  INDEPENDENT CONTRACTOR AND INSURANCE.............................        18
27.  SURVIVAL.........................................................        20
28.  NOTICES..........................................................        20
29.  USE OF JPMC NAME.................................................        21
30.  GOVERNING LAW....................................................        21
31.  CONFLICTS........................................................        21
32.  GENERAL..........................................................        21

EXHIBIT I
EXHIBIT II
EXHIBIT III
EXHIBIT IV
EXHIBIT V
SUPPORT SERVICES ADDENDUM

                                                        JPMC AGREEMENT NO. 62320

           MASTER PURCHASE, LICENSE AND MAINTENANCE SERVICES AGREEMENT

                                     BETWEEN

                               JPMORGAN CHASE BANK

                                       AND

                                  EGENERA, INC.

This Master Purchase, License and Maintenance Services Agreement ("Agreement") is made as of this 12th day of December, 2002 between JPMorgan Chase Bank a New York State banking corporation ("JPMC") with its principal office located at 270 Park Avenue, New York, New York 10017, and Egenera, Inc. a Delaware corporation ("Egenera"), with its principal office located at 165 Forest Street, Marlboro, Massachusetts 01752.

1.    SCOPE OF AGREEMENT

      This Agreement sets forth the terms and conditions pursuant to which JPMC or a pre-qualified JPMC Affiliate may, from time-to-time order and purchase generally available computer hardware and related peripheral products manufactured by Egenera ("Egenera Hardware"), Egenera labeled software, in object code form, including (a) firmware and Egenera software embedded in the Egenera Hardware; and (b) third party software embedded in the Egenera Software and Egenera Hardware ("Egenera Software") collectively referred to as "Egenera Products" and hardware products manufactured and developed by third parties, ("Third Party Hardware"), and software provided by Egenera as itemized on an Egenera quotation and/or an Order that is specifically labeled as being owned by an entity other than Egenera which is not embedded in Egenera Hardware and/or Egenera Software ("Third Party Software") collectively referred to as "Third Party Products" generally offered for sale and license by Egenera as an authorized reseller (Egenera Products and Third Party Products are collectively referred to as "Products" unless differentiated). Open Source Software described in Section 19 is Third Party Software. Products are purchased and/or licensed pursuant to the pricing arrangement then in effect between the parties. The pricing arrangement currently in effect between the parties is reflected in Exhibit I attached hereto. JPMC may also purchase certain maintenance services, e.g. remedial maintenance, ("Maintenance Services") under this Agreement which are offered by Egenera in connection with the Egenera Products purchased or licensed hereunder. The standard Maintenance Services Egenera offers on Egenera Hardware and Egenera Software installed within the continental United States are more fully described in the Support Services Addendum attached hereto as Attachments A-1 through A-4. JPMC will issue written Purchase Orders or other ordering documents (collectively "Orders") for the purchase and or license of Products and Services in accordance with the terms and conditions of this Agreement.

      A JPMC affiliate that is pre-qualified (as defined below) by Egenera to purchase and or license Products under this Agreement as an end user ("JPMC Affiliate") shall be deemed to be a third party beneficiary of this Agreement A "JPMC Affiliate" is defined as any present or future corporation or other entity (a) of which 50% or more of the outstanding voting stock or voting equity interest is owned directly or indirectly by JPMC; (b) which owns 50% or more of the outstanding voting stock or other voting equity interest of JPMC ("Parent"); or (c) of which 50% or more of the outstanding voting stock or voting equity interest is owned directly or indirectly by the Parent. Whenever used in this Agreement the term "JPMC" shall be deemed to include JPMC Affiliates unless otherwise noted. A list of the JPMC Affiliates who have been pre-qualified is set forth in
      Exhibit V attached hereto. JPMC Affiliates must remain in good standing in accordance with Egenera's established commercial customer credit requirements. From time to time, JPMC may add other affiliates (to become JPMC Affiliates) to Exhibit V upon written notice to Egenera. However, such added affiliates must meet the criteria specified in (a), (b) and (c) above and Egenera's established commercial customer credit requirements. A JPMC Affiliate that satisfies the above criteria may place an Order directly with Egenera for Products and/or Maintenance Services. However, JPMC may from time-to-time order Products and Maintenance Services for and on behalf of a JPMC Affiliate. In such event, JPMC shall be deemed to do so as an agent of the JPMC Affiliate. The JPMC Affiliate for which JPMC so acts as agent (and not JPMC) shall be responsible for performance under such Order. The JPMC Affiliate acknowledges that it will fully comply with and be bound by the terms and conditions of this Agreement with respect to any Order issued by, or on behalf of the JPMC Affiliate. In no event shall JPMC be deemed to be a guarantor of, or otherwise responsible for, "any performance or payment obligation of a JPMC Affiliate udder any Order issued by a JPMC Affiliate or by JPMC for and on behalf of a JPMC Affiliate.

      For all Products to be delivered and installed at JPMC's facilities located at 3 or 4 Chase MetroTech Center, Brooklyn, New York 11245 ("Chase MetroTech Center") and for all Maintenance Services to be performed at Chase MetroTech Center, JPMC shall be deemed to have bordered such Products and Maintenance Services in its own name as agent for the New York City Industrial Development Agency ("IDA") for the sole purpose of qualifying for exemption from New York State and New York City sales and use taxes, as set forth in the letter between the IDA and JPMC a copy current as of the date of this Agreement is attached hereto as Exhibit II.

      All Products to be delivered and installed at JPMC's Newport facility located at 570-575 Washington Blvd., Jersey City, New Jersey ("JPMC Newport Facility") and all Maintenance Services to be performed at the JPMC Newport Facility are exempt from New Jersey sales and use taxes as set forth in the Urban Enterprise Exempt Purchase Certificate (Form UZ-5) issued by the State of New Jersey Department of Taxation, a copy current as of the date of this Agreement is attached hereto as Exhibit III.

      JPMC and Egenera acknowledge and agree that outside of the United States, Products and Maintenance Services can be ordered hereunder and may be furnished by Egenera's wholly owned subsidiary or by Egenera's authorized agents. Egenera will remain responsible for its wholly owned subsidiary's and authorized agents' performance under this Agreement. Egenera may require JPMC to place such Orders directly with a wholly owned subsidiary of Egenera. These international transactions will be subject to the terms and conditions of this Agreement except that (a) the terms and conditions specific to the particular country will apply, which will amend or supplement the terms and conditions of this Agreement, (any such country specific terms and conditions will be set forth in mutually acceptable amendments to this Agreement as appropriate executed by the parties); and
      (b) JPMC shall be able to obtain Maintenance Services described in Attachment A-1 through A-4 of the Support Service Addendum (i) in Tokyo, Japan and within one hundred-twenty(120) miles of London, England not later than January 1, 2003; and (ii) in Hong Kong, Singapore and Sydney, Australia not later than January 1, 2004. The components of Maintenance Services offered by Egenera in other countries will vary and thus, if requested by JPMC, will be negotiated and mutually agreed upon in writing by the authorized representatives of the parties on a case by case basis. From time to time, upon JPMC's request, Egenera shall provide JPMC with a current list of its wholly owned subsidiaries, authorized agents and service providers and their locations by country.

      By entering into this Agreement with Egenera, JPMC is not obligated in any way to purchase any quantity of Products or Maintenance Services or order any specific dollar volume of Products or Maintenance Services whatsoever. Moreover, nothing contained in this Agreement is to be construed as limiting the right of either party to enter into similar agreements with other parties for similar products and maintenance services.

2.    TERM OF AGREEMENT

      This Agreement shall commence as of the date first written above and shall remain in effect for an initial term of three (3) years unless terminated earlier in accordance with the terms and conditions of this Agreement. This Agreement may be renewed subject to mutual written agreement between the parties. Such renewal may be subject to revised terms and conditions, which with respect to Maintenance Services, will not affect Maintenance Services already being furnished by Egenera, its agents or subcontractors as of the effective date of the renewal. If not renewed as aforesaid, this Agreement shall continue on a month to month basis until terminated by either party upon ninety (90) days prior written notice to the other party. Notwithstanding the foregoing, the provisions of this Agreement shall remain in effect (a) for any open Order(s) as of the effective date of termination of this Agreement, and (b) with respect to Maintenance Services until the expiration or termination of the term of Maintenance Services.

3.    ACCEPTANCE OF ORDERS

      Unless JPMC is notified to the contrary in writing within [**] following the day Egenera's Financial Department received an Order from JPMC, Egenera shall be deemed to have accepted the Order for the generally available Products and/or Maintenance Services. Egenera agrees that it will not unreasonably refuse acceptance of any Order issued by JPMC pursuant to this Agreement.

4.    REQUIRED DOCUMENTATION

      Each Order issued by JPMC will contain all information applicable to the Products or Maintenance Services to be acquired including, but not limited to, description of the Product or Maintenance Service, quantity, mutually agreed upon prices, applicable discounts (if any), applicable fees (if any), installation charges (if any), mutually agreed upon delivery date (if any), ship-to and invoice-to addresses, tax exemption status (if applicable), and any special instructions or terms and conditions that have already been agreed to in writing for the particular Order by authorized representatives of each party. Any pre-printed terms and conditions set forth on the Purchase Order or any other document submitted by JPMC shall be null and void. Egenera shall include a packing slip with each shipment of Products which will include a description of the Product, quantity shipped, carrier name, tracking number, and the JPMC Purchase Order number.

      Upon shipment of Products or in advance of the commencement of the performance of Maintenance Services, Egenera shall furnish JPMC with an invoice for same in accordance with the invoice instructions set forth in the Order. All invoices must contain the information listed in the attached Exhibit IV.

5.    SUBSTITUTION OF PRODUCTS BY EGENERA

      Egenera may not substitute any Product or change specifications of a Product that JPMC has ordered unless otherwise agreed to by JPMC in advance. In the event of an unauthorized substitution or specification change, as JPMC's sole and exclusive remedy, JPMC reserves the right to reject (a) the products that were substituted or changed or (b) cancel the entire affected Order without charge or penalty, returning any Products delivered under the affected Order at Egenera's expense.

6.    SHIPMENT

      Unless otherwise specified in the Order, JPMC will be responsible for all transportation charges for the Products. No charges will be accepted by JPMC for special handling or packaging unless specifically authorized by JPMC. Egenera will not make partial shipment of individual components of Egenera Hardware or Third Party Hardware without prior approval from JPMC. In the absence of shipping instructions, Egenera shall select a carrier. Unless otherwise prohibited by regulations applicable at the JPMC location, delivery of all Products must be "inside delivery" (i.e., delivered to the JPMC installation floor location specified in the Order).

7.    RISK OF LOSS

      The risk of loss of or damage to the Products shall pass to JPMC upon JPMC's receipt of the Products. Thereafter Egenera will be responsible for any loss or damage to the Products caused by acts, negligence or misconduct of Egenera, its agents, representatives or subcontractors.

8.    DELIVERY AND DELAYS

      Egenera shall use its reasonable commercial efforts to adhere to the delivery dates mutually agreed to by the parties. Egenera will promptly give JPMC notice of any delay in delivery of the Products.

9.    CANCELLATION AND SUBSTITUTION OF PRODUCTS BY JPMC.

      JPMC reserves the right, prior to shipment to: (a) cancel the Order for any Product without cause or (b) substitute any Product for another Product which is available from Egenera. Such cancellation or substitution will be effected without cost or liability on the part of JPMC to Egenera provided that such cancellation or substitution occurs no less than fifteen (15) days prior to the shipping date except that JPMC will be responsible for the difference if any) in the net purchase price or license fee which may be due Egenera as a result of a Product substitution. Orders canceled or substituted within fifteen (15) days of the shipping date may be subject to a restocking fee in an amount not to exceed twenty (20) percent of the net purchase price of the Products canceled or substituted.

10.   ACCEPTANCE OF PRODUCTS

      Unless the parties have previously mutually agreed upon a specific acceptance criteria for the Products which must be specified in writing and set forth in the applicable Order, Products delivered to JPMC will be subject to the acceptance procedure set forth in this Section 10.

      Acceptance of Products that Egenera is responsible to install shall occur upon (a) the completion of Egenera's standard installation procedures that demonstrate conformance to Egenera's applicable publicly available written specifications in effect at the time of delivery; and successful demonstration that the Products meet JPMC's written specifications mutually agreed upon by the parties in writing prior to the time of Order.

      With respect to Products which are JPMC's responsibility to install, JPMC will have a period of [**] from receipt by JPMC to test such Products to assure that they (a) successfully operate in conformance to Egenera's applicable publicly available specifications in effect at the time of delivery; and (b) successfully demonstrate that they meet JPMC's written specifications mutually agreed upon by the parties in writing prior to the time of the Order. Unless Egenera has been notified by JPMC that such Products do not conform to such specifications, such Products will be deemed to have been accepted by JPMC at the end of such [**] period.

      Egenera will, at its expense, promptly adjust, repair or replace the Products as required so that they can be accepted in accordance with the provisions of this Section 10.

      The provisions of this Section 10 will also apply to all replacement Products.

11.   INVOICING AND PAYMENT TERMS

      Payment terms for the purchase and/or license of Products and Maintenance Services are net thirty (30) days from receipt of an invoice. JPMC shall pay Egenera the price stated on an accepted Order plus all applicable taxes as described in Section 12, duties, tariffs, transportation charges and other import charges associated with the Products and Maintenance Services ordered hereunder, and shall promptly reimburse Egenera for same if Egenera incurs said expenses at JPMC's request on JPMC's behalf. In the event of a dispute over the amount of any Order contained in a submitted invoice, JPMC will pay the undisputed amount and the parties will diligently endeavor to promptly resolve the disputed amount.

12.   TAXES

      JPMC shall pay any applicable taxes (e.g., sales, use or value added taxes) in connection with the Products and Maintenance Services furnished hereunder excluding franchise taxes and taxes based on Egenera's net income or personal property. Certain Products and Maintenance Services purchased by JPMC may be exempt from sales and use taxes such as those described in Section 1 hereof. Tax-exempt transactions will be identified as such by JPMC in the Order.

13.   TITLE TO HARDWARE

      Title to the Egenera Hardware and Third Party Hardware shall pass to JPMC upon JPMC's receipt of the Egenera Hardware and Third Party Hardware. Title shall pass to JPMC free and dear of any liens, encumbrances or security interests.

      Egenera Hardware and Third Party Hardware furnished hereunder shall include all associated operating system software and all documentation associated with the Egenera Hardware, Third Party Hardware and operating system software normally provided by Egenera or the third party, as the case may be, including but not limited to operator/user manuals, training materials, guides, and functional and technical specifications (collectively, "Documentation"). Egenera Software and Third Party Software shall be subject to the applicable software license terms and conditions set forth below in Section 19.

      Unless otherwise prohibited by the third party, JPMC may make a reasonable number of copies of the Documentation as it deems necessary for its own internal purposes.

14.   LIMITED WARRANTY

      Egenera hereby represents and warrants that: (a) it is authorized (i) to sell the Egenera Hardware and Third Party Hardware; and (ii) license the Egenera Software, third party software embedded in the Egenera Software and Egenera Hardware and Third Party Software to JPMC; (b) unless otherwise agreed to in an Order, all Egenera Hardware and Third Party Hardware will be (i) of genuine and authentic manufacture and (ii) new and unused (but may contain some remanufactured components that will operate as new); (c) all Maintenance Services, including Maintenance Updates and Software Upgrades that may be provided as a component software Maintenance Services furnished by Egenera will be performed in a professional manner by qualified personnel; (d) the Egenera Hardware will be free from defects and will be in good operating condition in accordance with Egenera's publicly available written specifications in effect at the time of delivery during Egenera's one year warranty period for the Egenera Hardware; (e) the Egenera Software (exclusive of Maintenance Updates and Software Upgrades, which are provided as components of applicable Maintenance Services) will perform in accordance with Egenera's publicly available written specifications in effect at the time of Delivery during Egenera's one year warranty period; and (f) the Egenera Software will accurately recognize, calculate, process and store data from, into and between 1999 and 2000 and the twentieth and twenty first centuries, including leap year calculations, provided that all other technology used in combination with the Egenera Software that JPMC acquires elsewhere properly exchanges date data with it. The warranty periods specified in
      (d) and (e) above will commence on the date of installation of the Egenera Hardware and Egenera Software as applicable. However, if upon installation the Egenera Hardware and/or Egenera Software is not performing in accordance with Egenera's publicly available written specifications or the mutually agreed upon specific acceptance criteria, if any, the warranty periods specified in (d) and (e) above will be extended for the period of time it takes Egenera to make the necessary adjustments, repairs or replacements. Egenera will, at its sole option, cost and expense, promptly adjust, repair or replace the Products that do not conform to the warranties specified herein or re-perform Maintenance Services as required to satisfy the warranties specified herein. The level of warranty services to be provided by Egenera pursuant to (d) and (e) above are specified in the Support Services Addendum attached hereto as Attachment A-1. If after a reasonable number of attempts, Egenera is unable to make Product adjustments, repair or replacements, or corrections to the Maintenance Services as required to satisfy the warranties specified herein, Egenera shall refund the amount paid by JPMC for the non-conforming Products (including refund of installation charges, if any) in exchange for their return at Egenera's expense or, in the case of Maintenance Services, refund the amount JPMC paid Egenera for the portion of the non-conforming Maintenance Service. In the event the operation of a Third Party Product provided hereunder by Egenera, impacts the Egenera Hardware and/or Egenera Software to the extent that such Egenera Hardware and/or Egenera Software fail to satisfy their respective warranties specified above, Egenera's obligations (including that of refund) and JPMC's remedies specified immediately above shall apply. The foregoing is Egenera's sole and exclusive liability and obligation regarding any Products or Maintenance Services provided under this Agreement that do not conform to their respective warranties.

      JPMC shall have the option to purchase Egenera's Annual Post Warranty Service described in the Support Services Addendum after the initial warranty period for Egenera Products and/or upgrade the level of warranty services for Egenera Products in accordance with the service offerings specified in the Support Services Addendum attached hereto as Attachments A-3 and A-4 pursuant to charges mutually agreed upon.

      All Third Party Products are subject to the third party's warranty provisions copies of which will be provided to JPMC by Egenera. Notwithstanding the warranties specified in this Section 14 for Third Party Hardware, Egenera will pass through to JPMC, as between JPMC and the third party, the benefit of any third party warranty provisions applicable to Third Party Products and such warranty provisions are hereby passed through by Egenera for the benefit of JPMC.

      Egenera currently provides support for Red Hat, Inc. Third Party Software that is licensed by Egenera. At JPMC's option, JPMC may engage Egenera for support of such Third Party Software licensed by Egenera to JPMC in accordance with terms, conditions and charges mutually agreed upon in writing by the authorized representatives of both parties.

      Any replacement Egenera Hardware or part provided by Egenera as part of its warranty service will be comparable in function and performance to the replaced original Egenera Hardware or part and is warranted for the remainder of the replaced original Egenera Hardware or part limited warranty period, or for ninety (90) days, whichever is greater. Whenever JPMC is responsible to install replacement Egenera Hardware or parts, JPMC will promptly return the replaced Egenera Hardware or part which will become the property of Egenera on an exchange basis. Egenera is responsible for the shipping and insurance charges associated with the replacement and replaced Egenera Hardware and parts shipped to and from JPMC as part of Egenera's limited warranty service.

      The limited warranties set forth in this Section 14 do not apply to problems to the extent that they arise from (i) accident or abuse; (ii) interoperation with third party products which are not recommended or approved by Egenera; (iii) improper installation or modification by other than Egenera, its agents or subcontractors; (iv) use of Egenera Products in an environment or in a manner or for a purpose for which the Egenera Products were not designed: or (v) JPMC's failure to implement all previously supplied software Updates.

      EGENERA DOES NOT WARRANT THAT THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 14 AND IN SECTION 15, EGENERA MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, ABOUT THE EGENERA PRODUCTS, MAINTENANCE SERVICES OR OTHER EGENERA SERVICES. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 14, EGENERA DOES NOT MAKE, AND DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, WITH

      RESPECT TO THIRD PARTY PRODUCTS. EGENERA MAKES NO OTHER WARRANTIES WITH RESPECT TO EGENERA PRODUCTS, MAINTENANCE SERVICES OTHER EGENERA SERVICES OR THIRD PARTY PRODUCTS INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND ANY WARRANTY ARISING BY COURSE OF DEALING, PERFORMANCE, OR USAGE OF TRADE.

15.   CONTINUED SUPPORT SERVICES

      For the purpose of continued support services upon the expiration of the Egenera Product limited warranties. JPMC may order Maintenance Services offered by Egenera. The features and components of Maintenance Services currently available from Egenera are described in the Support Services Addendum. Software Upgrades and Maintenance Updates described in and provided under the Support Services Addendum are considered a component of such Maintenance Services. If the Egenera limited warranty on the Egenera Products has lapsed and post-warranty Maintenance Services for the Egenera Products have not been purchased. Egenera will only provide and charge for support services on a per-event, time and materials basis unless JPMC pays Egenera's published fee for recertification of Egenera Products for eligibility under Maintenance Services. JPMC is responsible for providing Egenera with remote access to Products it purchases from Egenera in order for Egenera to provide Maintenance Services. JPMC must provide an IP address, login and password for Egenera to establish access to such Products. Egenera will comply with all internal JPMC control practices and policies (including without limitation all security, network and data access and audit provisions) made known or known to Egenera, applicable to the Maintenance Services provided under this Agreement. Failure to provide an IP connection may impact response and resolution time. In the event JPMC has not provided Egenera with remote access, and as a result, an Egenera Support Engineer is required on site which otherwise would not be required, Egenera reserves the right invoice JPMC, and JPMC shall pay, Egenera's prevailing labor rate and related travel expenses for the on-site Maintenance Services. In order to resolve a problem, Egenera may require JPMC's reasonable assistance in recreating the problem. Failure by JPMC to attempt to recreate the problem, or to provide such reasonable assistance as may be necessary, may prevent Egenera from resolving the problem. Egenera provides Maintenance Services only for the two most recent Major Releases (as defined in the Support Services Addendum) of Egenera Software (i.e., current Major Release and the immediately prior Major Release) or for two (2) years on each such Major Release, whichever is longer. A Major Release is considered current until such time as a subsequent Major Release is generally available.

      Software Maintenance Services encompasses changes that are intended to resolve problems that prevent a system from performing to specifications. At Egenera's discretion, fixes may take the form of patches, Maintenance Updates as defined in the Support Services Addendum, Major Releases or Minor Releases as defined in the Support Services Addendum.

      Egenera's Standard Warranty Service for Egenera Software does not include Major Releases or Minor Releases which are provided under certain Maintenance Services. During the standard warranty period and in lieu thereof, JPMC may purchase the Software Subscription Service described in the Support Services Addendum in order to obtain when-and-if available Major Releases and Minor Releases at no additional charge.

16.   VIRUSES

      Egenera represents, warrants and covenants that the Egenera Software in the form provided to JPMC hereunder does not and will not contain any computer code, programs, or programming devices (a) intentionally designed to disrupt, modify, delete, damage, deactivate, disable, harm or otherwise impede in any material manner, including aesthetic disruptions or distortions, the operation of the Egenera Software or any other associated software, firmware, hardware, computer system or network (sometimes referred to as "Trojan horses," "viruses" or "worms"), (b) designed to disable the Egenera Software or any other associated software, firmware, hardware, computer system or network or impair in any way their operation based on the elapsing of a period of time, exceeding an authorized number of copies or advancement to a particular date or other numeral (sometimes referred to as "time bombs," "time locks," or "drop dead" devices), or (c) designed to permit Egenera to access the Egenera Software or any other associated software, firmware, hardware, computer system or network to cause such disablement or impairment (sometimes referred to as "traps", "access codes", or "trap door" devices), or any other similar harmful, malicious or hidden procedures, routines, or mechanisms that are designed to cause the Egenera Software or any other associated software, firmware, hardware, computer system or network to cease functioning or to damage or corrupt data, storage media, programs, equipment, or communications, or otherwise interfere with operations (collectively, "Destructive Elements"). Egenera further agrees to use reasonable commercial efforts to promptly eliminate any and all such Destructive Elements that are discovered.

      When installation of the Product is the responsibility of Egenera, Egenera shall ensure that all software furnished under this Agreement is tested using a virus-scanning program reasonably acceptable to JPMC. In the event that Egenera finds that the software is not virus free, Egenera shall replace the software with software that is virus free.

17.   INDEMNIFICATION

      Egenera hereby passes through to JPMC the benefits of any indemnification from the third party (e.g., patent; copyright, trade secret or other proprietary rights infringement indemnification) with respect to third party software embedded in the Egenera Software and Egenera Hardware and Third Party Products to the extent such indemnification may be passed through to JPMC.

      For the purpose of this Section 17 only, the term "Egenera Products" does not include third party software embedded in the Egenera Software or Egenera Hardware.

      With respect to Egenera Products, Egenera hereby agrees to indemnify, defend (with counsel satisfactory to JPMC) and hold JPMC harmless from and against any third party claim, suit, action or proceeding that the Egenera Products infringe any patent, copyright, trade secrets or other proprietary right, and pay all amounts agreed upon in settlement, costs, expenses (including attorney's fees) and the resulting judgments and damages finally awarded against JPMC by a court of competent jurisdiction. Any lost profits, lost business, indirect, special, punitive, incidental or consequential damages awarded against JPMC as a result of any such claim, suit, action or proceeding shall be deemed direct damages. In connection with Egenera's indemnification obligation pursuant to this paragraph, JPMC shall provide Egenera with (a) prompt notification in writing of such claim, (b) sole control over the defense and settlement thereof, and (c) reasonable cooperation, at Egenera's expense, in response to a Egenera request for assistance. JPMC shall be entitled to participate in the defense of any such claim at its own expense including its attorney's fees for which Egenera will not be responsible. In the event that JPMC is enjoined, or is otherwise prohibited, from using Egenera Products, as a result of or in connection with any such claim, suit, action or proceeding, or should Egenera Products become or in Egenera's opinion likely to become, the subject of such a claim, suit, action or proceeding, Egenera shall, at its option and expense, (a) modify Egenera Products so that they become noninfringing and nonviolative, without diminishing the usefulness of Egenera Products to JPMC; or (b) replace Egenera Products with products that are noninfringing and nonviolative, and that are at least as useful to JPMC as Egenera Products; (c) procure for JPMC the right to make continued use thereof; or (d) if neither (a),
      (b) or (c) can be accomplished on commercially reasonable terms, request the return of the Egenera Products at Egenera's expense and upon receipt, promptly refund to JPMC as appropriate, the license fee for Egenera Software less a reasonable amount for past usage, or a pro rata amount of the purchase price for the returned Egenera's Products, taking into account the useful life and depreciated value of the Egenera Hardware as determined by JPMC in accordance with its normal accounting practices (e.g., three (3), four (4) or five (5) years as applicable).

      Egenera shall have no liability to the extent the alleged infringement is based on: a combination of the Egenera Products with third party products not furnished by Egenera or not recommended or approved in writing by an authorized representative of Egenera, Egenera Products for a purpose or in a manner for which the Egenera Product was not designed; use of any older version of the Egenera Software when use of a newer Egenera revision made available and known to JPMC would have avoided the infringement; any modification to the Egenera Product not made by Egenera or made without Egenera's written approval; any unique custom Egenera software made by Egenera pursuant to JPMC's specific instruction, or any intellectual property right owned or licensed by JPMC.

      THE PROVISIONS OF THIS SECTION 17 WITH RESPECT TO EGENERA PRODUCTS STATE JPMC's SOLE AND EXCLUSIVE REMEDY AND EGENERA'S ENTIRE LIABILITY FOR INFRINGEMENT CLAIMS.

      Each party hereby agrees to indemnify and hold the other ("Indemnified Party") harmless from and against any and all damages, losses, judgments, settlement amounts, costs and expenses (including attorney's fees) that the Indemnified Party may suffer or incur that arise out of, are in connection with, or result from bodily injury (including death), personal injury or damage to tangible property to the extent that such damage or injury are caused by, arise out of, are connected with or result from its acts, negligence or willful misconduct or that of its employees, agents, or subcontractors. In connection with each party's indemnification obligations pursuant to this paragraph, the Indemnified Party shall provide the other party with (a) prompt notification in writing of the claim, (b) sole control over the defense and settlement thereof, and (c) reasonable cooperation, at the other party expense, in response to the other party's request for assistance.

18.   LIMITATION OF LIABILITY

      Except for Egenera's indemnification obligation as set forth in Section 17 with respect to those lost profits, lost business, indirect, special, punitive, incidental or consequential damages which, for the purpose of
      Section 17 only, the parties have agreed to be direct damages, neither party shall be liable, one to the other, for any damages resulting from loss of use, data, profit, or business or for any indirect, special, punitive, incidental or consequential damages arising out of, or in connection with this Agreement no matter what the cause of action, even in the event that either party is advised of the possibility that such damages may arise, occur or result.

      Except for each party's indemnification obligation as set forth in Section 17, no action arising out of or in connection with this Agreement or any transaction hereunder may be brought by either party more than eighteen
      (18) months after the cause of action has arisen.

      EXCEPT FOR EACH PARTY'S INDEMNIFICATION OBLIGATION AS SET FORTH IN SECTION 17 AND A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATION AS SET FORTH IN SECTION 22, AND SUBJECT TO SECTION 14, EACH PARTY'S AGGREGATE LIABILITY FOR DIRECT DAMAGES FOR ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION (IN CONTRACT OR IN TORT), SHALL BE LIMITED, FOR EACH YEAR OF THIS AGREEMENT, TO PROVEN DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED THE PRICE JPMC PAID FOR THE PRODUCTS AND MAINTENANCE SERVICE DURING THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT OR CIRCUMSTANCE THAT CAUSED THE DAMAGES OR WAS THE SUBJECT MATTER OF THE CAUSE OF ACTION.

      The limitation of liability set forth in this Section 18 shall apply to all causes of action under or relating to this Agreement, except as otherwise provided, including any claim against any subsidiary, stockholder, officer, director, employee, agent of either party, Egenera affiliates or JPMC Affiliates.

19.   SOFTWARE LICENSE

      Egenera Software and Third Party Software (collectively, "Software") provided under this Agreement is owned and copyrighted by Egenera or its third party suppliers, as the case may be, and title to, ownership of and all applicable rights and trade secrets in such Software shall not transfer to JPMC. In consideration of the applicable license fee. JPMC is hereby granted a non-exclusive, irrevocable, perpetual, worldwide license to use Egenera Software only on the Egenera Hardware. JPMC's license is not a sale of any rights in Software. All ownership rights remain with Egenera or its third party suppliers, as the case may be.

      JPMC may make a reasonable number of copies of the Software for backup and archival purposes and JPMC may make additional copies when copying is an essential step in the authorized use of the associated Products. All copyright and other proprietary or restricted rights notices in the original must be retained on all copies.

      Except to the extent permitted in this Agreement, JPMC may not modify, translate, reverse engineer, decompile, disassemble, otherwise attempt to obtain the source code of, or create derivative works based on, the Software; copy (including copying onto a bulletin board or similar system) the Software; lease, time share, grant a security interest in, or otherwise transfer rights to the Software; remove any proprietary notices or labels on the Software; or disclose or otherwise make available the Software in any form to anyone other than JPMC's employees, consultants or independent contractors who have agreed in writing to the terms of this Software license. If JPMC is using the Software in any country in the European Community, the prohibition against modifying, translating, reverse engineering, decompiling, disassembling or creating derivative works based on the Software does not affect JPMC's rights under any legislation implementing the E.C. Council Directive on the Legal Protection of Computer Programs.

      Unless otherwise specified by the separate terms of a shrink or dick wrap software license that may accompany Third Party Software, JPMC may transfer the license to the Software upon sale or other disposition of the associated Egenera Hardware, and the Software may not be separated for use on other computers or equipment. Nothing herein shall prevent the transfer of the Software by JPMC to other Egenera Hardware (i.e., different serial number) provided it is no longer used on the previous Egenera Hardware. In the case of the sale or other disposition of the Egenera Hardware, JPMC must deliver the original and all complete, partial or electronically stored copies of the Software and related Documentation to the transferee. JPMC may not retain any copies of the Software or related Documentation, and any copies that have been made which are not transferred to the transferee must be destroyed. As a prerequisite to transferring the Software as aforesaid, JPMC must obtain the transferee's written agreement to all of the software license terms and conditions set forth in this
      Section 19, and at Egenera's request, provide a copy of same to Egenera. JPMC's license will automatically terminate upon any transfer of the Software. JPMC may receive the Software in more than one medium, for example CD-ROM or by Internet. JPMC may not use or install the Software in the other medium on another hardware product.

      In the event that JPMC at any time desires to change the Egenera operating environment (i.e., the Egenera Hardware platform and any other equipment, configurations, operating systems, control programs and other elements of the operating environment including an Internet or Internet oriented operating environment provided by Egenera on which JPMC uses the Egenera Software) to a revised Egenera operating environment or any component thereof, with, on or in which one or more copies of the Egenera Software will not function or execute, and Egenera has a commercially available version of the Egenera Software which is compatible with such revised Egenera operating environment or component thereof, JPMC shall have the right to use such compatible version to the same extent as the Egenera Software licensed hereunder, provided JPMC is either then in the Warranty Period for the Egenera Software or subscribing to Maintenance Services for the Egenera Software. In such case, JPMC shall so notify Egenera and Egenera shall promptly deliver, at no charge to JPMC, such version of the Egenera Software to JPMC, together with a copy of any associated Documentation that Egenera generally makes available to its customers.

      JPMC shall be fully responsible to Egenera for the compliance of JPMC's employees, consultants or independent contractors who are given access to the Software.

      In the event JPMC, in connection with the Egenera Products, orders Third Party Software, JPMC acknowledges that JPMC shall be licensing the Third Party Software directly from the third party owner thereof, including the right to use the Third Party Software in connection with the Egenera Products, and agrees to comply with the license terms that accompany the Third Party Software. Certain Third Party Software supplied by Egenera are Open Source Software products, and as such are governed by open-source software license agreements supplied with such Open Source Software; such as the GNU Public License. Egenera makes no claim of ownership of Open Source Software, and such Open Source Software products are supplied solely in accordance with the license agreements accompanying same. Accordingly, the restrictions concerning modification, confidentiality and other provisions set forth in this Section 19 do not apply to Open Source Software.

20.   TERMINATION FOR BREACH, BANKRUPTCY AND OTHER REASONS.

      In the event that JPMC or Egenera: (a) breaches a material provision of this Agreement and fails to cure such breach within thirty (30) days after it notifies the other thereof; (b) becomes insolvent; (c) files a petition in bankruptcy or has such a petition filed against it (and fails to lift any stay imposed thereby within sixty (60) days after such stay becomes effective); (d) has a receiver appointed with respect to all or substantially all of its assets; (e) makes an assignment for the benefit of creditors or (f) ceases to do business in the ordinary course, the other party may terminate this Agreement immediately upon written notice thereof. Any termination of this Agreement shall not affect JPMC's license to use the Egenera Software.

      The Egenera Software maintained pursuant to the Support Services Addendum is unique and requires highly specialized skills and/or tools to maintain. Egenera acknowledges that the skills and/or tools needed to maintain the Egenera Software may not be available from any source other than Egenera. Egenera also acknowledges that the remedies at law for Egenera's breach of its obligations to provide Maintenance Services as set forth in this Agreement may not be adequate and that JPMC, as a result of such inadequacy, may suffer irreparable harm in the event Egenera breaches the Maintenance Services provisions of this Agreement. Therefore, Egenera and JPMC agree that JPMC shall have the right to seek mandatory or affirmative injunctive relief to maintain the status quo in the event of an actual or threatened breach of the Maintenance Services provisions of this Agreement.

21.   FORCE MAJEURE

      Neither party shall be held responsible or in any manner liable, for damages or otherwise, nor shall it be deemed in breach of this Agreement or any Order, for delays in performing or inability to perform, this Agreement or any Order caused by circumstances beyond its reasonable control, including, without limitation, fire, flood, explosion, storm, act of God or governmental act. To qualify for excused performance under the foregoing sentence, such party must promptly notify the other party of such delay.

22.   CONFIDENTIALITY

      Each party, as a recipient of the other's Confidential Information as hereinafter defined ("Recipient") acknowledges and agrees that a duty is owed the other, as a discloser of its Confidential Information ("Discloser") to maintain the confidentiality of Confidential Information provided by the Discloser, obtained by the Recipient or which became known to Recipient in connection with this Agreement. The Recipient shall treat such Confidential Information as strictly confidential, and shall not use, disclose, duplicate, copy, transmit or otherwise disseminate or permit to be used, disclosed, duplicated, copied, transmitted or otherwise disseminated at any time prior to or after the termination of this Agreement such Confidential Information, except as specially permitted in this Agreement or in writing by the Discloser, whether Recipient has such Confidential Information in its memory or it is embodied in writing or other physical form. The term "Confidential Information" shall include:

      (a) any information of the Discloser not generally known to the public, including, without limitation, any trade secrets or proprietary information concerning the Discloser, the financial content of this Agreement, its sales, personnel or accounting procedures, accounts, operations, devices, techniques, methods, business plans, software, (regardless of its state of completion or form of recordation), databases, models, product proposals, internally devised technology, system or network architecture or topology, secret processes, products, capacities, systems, security practices, development, machines, inventions, research projects and other means used by the Discloser in the provision of services to customers and in the conduct of business, whether developed, acquired or compiled by the Discloser.

      (b) any information concerning customers and prospective customers of the Discloser, and the affairs and business activities of the Discloser and/or its customers, including, without limitation, trade secret and proprietary information concerning accounts, financial standing, investment holdings and other personal financial data compiled by the Discloser and/or provided by customers, specific financial needs and requirements with respect to investment, financial position and standing, leads, referrals and references to customers, holding book or customer book pages, assets and obligations carried in accounts of customers, and all records and documents concerning the business and affairs of the Discloser and/or customers (including copies and originals and any graphic format or electronic media) whether developed, acquired or compiled by the Discloser, and

      (c) the identity of any and all confidential or proprietary information or data belonging to or concerning any of Discloser's customers and any third parties which is in the possession, custody or control of the Discloser.

      The obligation to treat information as Confidential information shall not apply to information which: (a) is publicly available through no action of the Recipient, (b) shall have been in Recipient's possession independent of its relationship with the Discloser, (c) shall have been developed by or become known to the Recipient without access to any Confidential information and outside the scope of any agreement with the Discloser, or
      (d) shall be obtained rightfully from third parties not bound by an obligation of confidentiality. The Recipient shall promptly notify the Discloser in writing of any unauthorized use or disclosure of any Confidential Information.

      Recipient shall advise its personnel of their obligations under this
      Section 22 and that such obligations continue even in the event such Recipient personnel leave the employ of Recipient (if applicable) or cease work under an Order, and Recipient shall be responsible for such Recipient personnel's compliance with such obligations.

      Upon termination of any Order or this Agreement, or upon the Discloser's earlier request, the Recipient shall promptly deliver to the Discloser all Confidential Information (exclusive of Software license by JPMC hereunder) and any other material which the Discloser furnishes to Recipient in connection with this Agreement. The Recipient shall retain no part or copy of any Confidential Information. If requested by Discloser, Recipient shall certify in writing its exacting compliance with this provision.

      Recipient shall not disclose, duplicate, copy, transmit or otherwise disseminate any Confidential Information except to Recipient's personnel (and in the case of JPMC, its consultants or independent contractors) who have a need to know it in order to perform under this Agreement or an Order.

      In no event shall Recipient use Confidential Information (Software licensed by JPMC hereunder excepted) for its own benefit or that of any third party, nor shall Recipient use Confidential information to Discloser's detriment for any purpose other than performance of this Agreement or an Order pursuant to which it is disclosed or later associated; or in any manner not necessary to performance of this Agreement or such Order. Recipient shall not interpret, reverse-engineer, decompile, disassemble, debug or otherwise use any part of any software to which it is given access by or through the Discloser in connection with this Agreement, nor shall Recipient access or generate corresponding higher level code, access the logic intrinsic thereto; or aid, abide or permit another to do so.

      Recipient agrees that no remedy at law is adequate to compensate Discloser for .a breach of the provisions of this Section 22 and that Discloser therefore shall seek or may be entitled to temporary and permanent injunctive relief against any such breach, or the threat of any such breach, without having to prove damages or the inadequacy of money damages.

      This Section 22 shall survive the termination of this Agreement regardless of the party that terminated this Agreement or the reason for termination.

23.   COMPLIANCE WITH LAWS

      Each party warrants that at all times it shall comply with all applicable federal, state, local and other laws and regulations and the laws and regulations of any country in which Egenera furnishes Products or Maintenance Services to JPMC (and as such laws and regulations may have been amended or may be amended from time to time in the future) in performing its obligations pursuant to this Agreement. Without limiting the generality of the first sentence of this Section 23, Egenera shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age, disability, sexual orientation, creed, alienage, citizenship status, marital status or any other protected status. Such treatment shall include, but not be limited to, the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selected for training including apprenticeship. Egenera shall post in conspicuous places, available to the employees and applicants for employment, notices setting forth the provisions of this Section.

      Unless exempt, Egenera shall comply with Department of Labor requirements for: (a) Executive Order 11246, as amended; (b) Affirmative Action Regulations for Minorities and Women - 41 Code of Federal Regulations ("C.F.R.") 60-1 et seq., (c) Section 503 of the Rehabilitation Act of 1973; (d) Affirmative Action Regulations for Handicapped Workers - 41 C.F.R. 60-741 et seq.; (e) Section 402 of the Vietnam-Era Readjustment Assistance Act of 1972 and 1974; (f) Affirmative Action Regulations for Special Disabled and Vietnam-Era Veterans - 41 C.F.R. 60-250 et seq.; and
      (g) Affirmative Action Regulations for Small, Small Disadvantaged and
      Women-

      Owned Small Business Concerns 48 C.F.R. 519.12 et seq., which are incorporated by reference herein.

      Egenera shall comply with all privacy and data protection laws, rules and regulations which are or which may in the future be applicable to customer information, including, but not limited to, the Gramm-Leach-Bliley Act (P.L. 106-102) (15 U.S.C. Section 6801 et seq.), and the Fair Credit Reporting Act (15 U.S.C. Section 1681 et seq.) and applicable regulations.

24.   ASSIGNMENT

      Except as otherwise provided in this Agreement; neither party may assign this Agreement, or any rights under this Agreement, or delegate any duties or obligations under this Agreement, without the other's prior written consent, which consent shall not be unreasonably withheld or delayed, and any assignment (or attempted assignment) or delegation (or attempted delegation) without such consent shall be void and of no effect. Notwithstanding the foregoing, JPMC may assign this Agreement, or any rights under this Agreement, or delegate any duties or obligations under this Agreement, without Egenera's consent, to (a) any JPMC Affiliate; or
      (b) any entity (i) to which JPMC outsources functions relevant to this Agreement or (ii) processes work for JPMC or its customers provided such entity agrees to fully comply with and be bound by the terms and conditions of this Agreement. In the event either party merges into or consolidates with another entity; or sells all or substantially all of its assets to another entity, this Agreement shall be deemed assigned or transferred to such successor in interest without further action by such party.

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

25.   WORK RULES AND SECURITY REGULATIONS

      The employees, agents and representatives of Egenera shall comply with the working rules and security regulations applicable to the JPMC premises to which its employees, agents and representatives have access pursuant to this Agreement or any Order.

26.   INDEPENDENT CONTRACTOR AND INSURANCE

      Egenera, in the performance of this Agreement, is acting as an independent contractor and not as an employee, agent, partner or joint venturer of JPMC, and shall not hold itself out as such or knowingly permit another to rely on such belief. Nothing in this Agreement is intended or shall construed to create any association, partnership, joint venture or employment relationship between the parties, nor shall either party have any right to enter into any contract or commitment on behalf of the other or to bind the other in any respect whatsoever.

      Egenera agrees to maintain in full force and effect at all times, while it has any obligations remaining under this Agreement, policies of insurance issued by a responsible carrier which afford the following coverage, reasonable and customary in scope and amount with respect to work to be performed under this Agreement:

      (a) Workers Compensation Insurance with coverage applicable in all states in which Maintenance Services are to be performed under any Order, with limits in accordance with the statutory requirement of each state, and Coverage B Employer's Liability Coverage, including occupational disease with a limit not less than $1,000,000.00 per accident;

      (b) Commercial General Liability Insurance covering Egenera's operations, with combined single limits for bodily injury, personal injury and property damage not less than $3,000,000.00 per occurrence including coverage as follows:

            -     Commercial General Liability (Comprehensive Form);

            -     Broad Form Contractual liability;

            - Independent Contractors (if any part of work is to be subcontracted);

            -     Broad Form Property Damage; and

            -     Advertising Liability;

      (c) Automobile Liability Insurance in an amount not less than $1,000,000.00 per occurrence for bodily injury and property damage, including owned, non-owned and hired vehicles [Required if automobiles will be used in performing work];

      (d) Commercial Crime insurance in an amount not less than $1,000,000.00 including:

            -     Coverage for theft or loss of JPMC and JPMC customer property;
                  and

      (e) Professional Liability Insurance in an amount not less than $1,000,000.00 including coverage for errors and omissions caused by Egenera's negligence in the performance of its duties under this Agreement.

      The insurance required under this Section 26 may be in policy or policies of insurance, primary and excess, including so-called Umbrella or Catastrophe form, which may also include Comprehensive Automobile insurance and Employer's Liability insurance. Insurance provided under this Agreement must be placed with carriers with A.M. Best's rating of A - VIII or superior. None of the above policies will exclude computer viruses.

      Egenera shall add JPMC as an additional insured to the policies required under subsections (b) and (c) of this Section 26 but only in respect to the work being performed pursuant to an Order. All such policies also shall be endorsed with the provisions that the coverage afforded for JPMC shall be primary and shall not require contribution by any other similar insurance available to JPMC.

      Certificates of Insurance listing the required coverages and acceptable to JPMC shall be filed with JPMC prior to Egenera commencing performance of its obligations hereunder. Such certificates shall provide that JPMC shall be given at least thirty (30) days written notice prior to cancellation or any change to restrict the coverage or reduce the limits afforded.

      The insurance required in this Section 26 shall not affect Egenera's other obligations under this Agreement or any Order.

27.   SURVIVAL

      The terms and conditions of this Agreement which by their express terms extend beyond termination or expiration of this Agreement or which by their nature shall so extend shall survive and continue in full force and effect after any termination or expiration of this Agreement.

28.   NOTICES

      Any notice required or permitted to be sent under this Agreement shall be delivered by hand, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties set forth below, or to such other address as may be given by written notice to the other party:

      If to JPMC:                JPMorgan Chase Bank
                                 Enterprise Technology Services
                                 Strategic Technology Sourcing
                                 277 Park Avenue, 37th Floor
                                 New York, New York 10172
                                 Attention: Non-Desktop Hardware Sourcing
                                 Reference: JPMC Agreement No. 62320

      With a copy to:            JPMorgan Chase Bank
                                 Technology Contracts Group/Legal Department
                                 One Chase Manhattan Plaza, 25th Floor
                                 New York, New York 10081
                                 Attention: Manager
                                 Reference: JPMC Agreement No. 62320

      If to Egenera:             Egenera, Inc.
                                 165 Forest Street
                                 Marlboro, Massachusetts 01752
                                 Attn: Thomas Sheehan, CFO
                                 Reference: JPMC Agreement No. 62320

      Notices shall be effective on the date personally delivered, or on the fourth day after mailing, if mailed.

29.   USE OF JPMC NAME

      Egenera agrees that it will not, in the course of performance of this Agreement or thereafter, use the name or logo of JPMC or any JPMC Affiliate in any advertising or promotional media or material as a customer or client of Egenera or otherwise, without the written consent of JPMC.

30.   GOVERNING LAW

      This Agreement shall be governed by, interpreted and enforced in accordance with the internal laws of the State of New York without reference to the conflict of laws provisions thereof. The U.N. Convention On The International Sale Of Goods (UNCISG) shall not. apply to this Agreement. The parties hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

      The Uniform Computer Information Transactions Act (UCITA) shall not apply to this Agreement or any Order regardless of when and howsoever adopted, enacted and further amended under the laws of the State of New York or any other state. In the event that UCITA is adopted and enacted in New York or any other state and, as a result of such adoption and enactment or any subsequent amendment thereto, the parties are required to take any action to effectuate the result contemplated by this provision, including, but not limited to, amending this Agreement, the parties agree to take such action as may be reasonably required, including, but not limited to, amending this Agreement accordingly.

31.   CONFLICTS

      In the event of any conflict between the terms and conditions set forth in this Agreement and the special terms and conditions mutually agreed upon by the parties in writing and subsequently set forth in any Order, the special terms and conditions of such Order shall prevail.

32.   GENERAL

      No modification of this Agreement shall be effective unless it is in writing (and not in electronic form) and such writing is signed by the authorized representatives of JPMC and Egenera. Only officers of Egenera are authorized to bind Egenera. No waiver of any right or remedy under this Agreement shall be effective unless it is in writing (and not in electronic form) and such writing is signed by the authorized representative of the party to be charged therewith.

      Any and all rights and remedies which either party may have under this Agreement, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies my be exercised at the same time insofar as permitted by law.

      The failure of JPMC or Egenera at any time to require performance of the other of any provision of this Agreement shall in no way affect its right thereafter to require performance of the other of such provision, nor shall such failure be held to be a waiver of any succeeding breach of such provision or a waiver of such provision itself.

      The Section headings used in this Agreement are intended for reference purposes only and shall not affect the interpretation of this Agreement. Any references to a particular Section of this Agreement shall be deemed to include reference to any and all subsections thereof.

      If an ambiguity or question of intent arises with respect to any provision of this Agreement, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring either party by virtue of authorship of any of the provisions of this Agreement.

      The parties hereto agree to perform all acts and execute all supplementary instruments or documents which may be necessary or desirable to carry out the provisions of this Agreement and each Order.

      Any provision of this Agreement which is prohibited or unenforceable in any Jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and no such prohibition or unenforceability in any jurisdiction shall invalidate such provision in any other jurisdiction.

      This Agreement, the Orders and documents referenced in this Agreement or the Orders represent the entire agreement between JPMC and Egenera with respect to the subject matter hereof.

      This Agreement may be executed in or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the day, month and year first written above.

JPMORGAN CHASE BANK                        EGENERA, INC.

By  /s/ Bob Rosetta                        By  /s/Thomas Sheehan
   --------------------------                 --------------------------

Name Bob Rosetta                           Name Thomas Sheehan

Title VP                                   Title Chief Financial Officer

Date 12/12/02                              Date 12/18/02

                                                        JPMC AGREEMENT NO. 62320

                                    EXHIBIT I

The discount structure set forth below is based on a mutually agreed targeted dollar volume of $[**]. (`Target Dollar Volume") of Products and Maintenance Services anticipated to be purchased by JPMC within [**] from the effective date of the Agreement. This discount structure will apply to all Orders from JPMC and/or JPMC Affiliates Worldwide will remain in effect for the specified period. The discounts for Egenera Products purchased in the United States are calculated against the United States list price. List price for Egenera Products purchased outside the United States will be subject to a mutually agreed upon uplift percentage. However, the UK list price will be no greater than [**] percent ([**]%) of the United States list price. All discounts granted to JPMC hereunder will be deemed earned, i.e., the discounts granted to JPMC will not be subject to any adjustment, off-set or refund in the event the Target Dollar Volume is not achieved.

      - [**] percent ([**]%) discount on all Egenera Products ordered for the JPMC Computer Backbone Project within [**] from the effective date of the Agreement. This discount includes a [**] percent ([**]%) partnership catalyst discount;

      - [**] percent ([**]%) discount on all Egenera Products ordered which are not associated with the JPMC Computer Backbone Project within [**] from the effective date of the Agreement; and

      - [**] percent ([**]%) discount on [**] of Maintenance Services ordered and pre-paid which are associated with the JPMC Computer Backbone Project within [**] from the effective date of the Agreement. This discount will continue to apply to any renewal of Maintenance Services for the JPMC Computer Backbone Project which was initially ordered during the aforementioned [**] period.

The above discount structure will apply to any Order for Egenera Products issued by JPMC and accepted by Egenera prior to the effective date of the Agreement.

Nothing herein shall be deemed to prohibit the parties from negotiating discounts greater than those set forth above on a case by case basis as circumstances may warrant.

Egenera's current fees for Maintenance Services are specified below.

      -     Annual Post Warranty Support Services described in Attachment A-2

              - annual fee is [**]percent ([**]%) of the Egenera System's list price.

      -     Enterprise Service described in Attachment A-3

              - annual fee is [**] percent ([**]%) of the Egenera System's list price if this Maintenance Service commences at the start of the Warranty Period; [**] percent ([**]%) per year thereafter.

              - two (2) year fee is [**] percent ([**]%) of the Egenera System's list price if this Maintenance Service commences at the start of the Warranty Period.

      -     Software Subscription Service described in Attachment A-4

              -   annual fee is $[**] per Egenera System.

                                                        JPMC AGREEMENT NO. 62320

                                   EXHIBIT II

                     Tax Exemption -- Chase MetroTech Center

                                                        JPMC AGREEMENT NO. 62320

                                   EXHIBIT III

                      Tax Exemption - JPMC Newport Facility

                                                        JPMC AGREEMENT NO. 62320

                                   EXHIBIT IV

                             Invoicing Information

All invoices submitted to JPMC shall include the following information:

-     Ship to Address

-     Bill to Address

-     Purchase Order Number

-     Invoice Date

-     Ship Date (Products)

-     Requisition Number (if applicable)

-     Order Quantity

-     Line Item Description

-     Ship Quantity (Products)

- Line Item Unit and Extended Purchase and Maintenance Service and License Fees Price

-     Freight Charges (if applicable)

-     Taxes (if applicable)

                                                        JPMC AGREEMENT NO. 62320

                                    EXHIBIT V

                          Pre-Qualified JPMC Affiliates

                                                                                                  OWNERSHIP
ENTITY NAME                                                                                      PERCENTAGE
-----------                                                                                      ----------
J.P. Morgan Chase & Co. (100%)                                                                       100
     Brown & Company Securities Corporation (100%)                                                   100
     Bridge Acquisition Holdings, Inc. (100%)                                                        100
     Chase International Capital Finance Limited (100%)                                              100
     Chase Home Mortgage Corporation of the Southeast (100%)                                         100
     Chase Futures & Options, Inc. (100%)                                                            100
     Chase Funding, Inc. (100%)                                                                      100
     Chase Lincoln First Commercial Corporation (100%)                                               100
     Chase Cardholder Services, Inc. (100%)                                                          100
     Chase Capital VIII (100%)                                                                       100
     Chase Capital VII (100%)                                                                        100
     Chase Capital VI (100%)                                                                         100
     Chase Capital V (100%)                                                                          100
     Chase Capital IV (100%)                                                                         100
     Chase Capital III (100%)                                                                        100
     Chase Capital II (100%)                                                                         100
     Chase Capital I (100%)                                                                          100
     Capital Market Transactions Inc. (100%)                                                         100
     CSLT Holdings Inc. (100%)                                                                       100
     COREQ, Inc. (100%)                                                                              100
     CMRCC, Inc. (100%)                                                                              100
     Chase Manhattan Overseas Finance Corporation N.V. (100%)                                        100
     Corsair, Inc. (100%)                                                                            100
     Clintstone Properties Inc. (100%)                                                               100
     Chemical Securities Holdings, Inc. (100%)                                                       100
     Chemical Real Holdings, Inc. (100%)                                                             100
     Chemical New York, N.V. (100%)                                                                  100
     Chemical Investments, Inc. (100%)                                                               100
         The Beacon Group Investors II, LLC (100%)                                                   100
     Chase Shareholder Services of California, Inc. (100%)                                           100
     Chase Mortgage Finance Corporation (100%)                                                       100
     Chase Manhattan Realty Leasing Corporation (100%)                                               100
     Hambrecht & Quist Group (100%)                                                                  100
     Hambrecht & Quist California (100%)                                                             100
         H&Q Holdings Inc. (100%)                                                                    100
              Hambrecht & Quist Management Corporation (100%)                                        100
         Hambrecht & Quist Limited (100%)                                                            100
     J.P. Morgan Chase National Corporate Services, Inc. (100%)                                      100
     J.P. Morgan Chase Delaware CE Company (100%)                                                    100
     J.P. Morgan Chase Community Development Corporation (100%)                                      100
     J.P. Morgan Chase Capital XIII (100%)                                                           100
     J.P. Morgan Chase Capital XII TR (100%)                                                         100
     J.P. Morgan Chase Capital XII (100%)                                                            100
     J.P. Morgan Chase Capital XI (100%)                                                             100
     J.P. Morgan Chase Capital X (100%)                                                              100
     J.P. Morgan Chase Capital IX (100%)                                                             100
     J.P. Morgan Chase Advertising Inc. (100%)                                                       100
     J.P. Morgan Capital Financing Limited (100%)                                                    100
         Robert Fleming Pension Trust Limited (100%)                                                 100

    Robert Fleming Quest Limited (100%)                                                         100
    Chase Equities Limited (100%)                                                               100
    J.P. Morgan Secretaries (UK) Limited (100%)                                                 100
    Jardine Fleming Group Limited (100%)                                                        100
         J.P. Morgan Chase International Financing Limited (100%)                               100
         Jardine Fleming Limited (100%)                                                         100
    J.P. Morgan Capital Corporation (100%)                                                      100
         J.P. Morgan Capital emerging Markets Y Corporation (100%)                              100
         J.P. Morgan Capital Bahamas Limited (100%)                                             100
         J.P. Morgan Capital, L.P. (99.5%)                                                     99.5
             J.P. Morgan Capital Asia Investments Ltd. (100%)                                   100
                 JPMCC Luxembourg Corporation (100%)                                            100
                      J.P. Morgan Capital Luxembourg S.a.r.i. (100%)                            100
                          JPMCC Belgium S.P.R.L. (100%)                                         100
                               JPMCC Belgium (SCA) (100%)                                       100
         J.P. Morgan Funds Bahamas Ltd. (100%)                                                  100
         J.P. Morgan Investment Corporation (100%)                                              100
         J.P. Morgan Investment Partners, L.P. (100%)                                             0
             Corsair II, L.L.C. (100%)                                                          100
                 Corsair II Offshore, L.L.C. (100%)                                             100
                      J.P. Morgan Corsair II Offshore Capital Partners, L.P. (100%)             100
                 J.P. Morgan Corsair II Capital Partners, L.P. (100%)                           100
             J.P. Morgan Capital Management Company, L.L.C. (100%)                              100
             Sixty Wall Street Management Company, L.P. (99.9%)                                99.9
             Sixty Wall Street Management Company, L.L.C. (100%)                                100
                 J.P. Morgan Latin America Management Company, LLC (100%)                       100
         J.P. Morgan Partnership Capital Corporation (100%)                                     100
             J.P. Morgan Technology Partnership Corporation (100%)                              100
             J.P. Morgan Real Estate Partnership Corporation (100%)                             100
             J.P. Morgan Partnership Investment Corporation (100%)                              100
             J.P. Morgan Whitney Partnership Corporation (100%)                                 100
             Peabody Real Estate Partnership Corporation (100%)                                 100
             The Peabody Fund Consultants, Inc. (100%)                                          100
         J.P. Morgan Partners Australia Pty Limited (100%)                                      100
J.P. Morgan Funding Corp. (100%)                                                                100
    J.P. Morgan Fleming Life Limited (100%)                                                     100
J.P. Morgan Fleming Investment GmBH (100%)                                                      100
J.P. Morgan Fleming Asset Management Holdings Inc. (100%)                                       100
    Robert Fleming Holdings Limited (96%)                                                        96
         Robert Fleming Holdings Inc. (100%)                                                    100
         Robert Fleming Argentina SA (100%)                                                     100
         Robert Fleming (Overseas) Number 3 Limited (100%)                                      100
             Chase Fleming Luxembourg Holding S.A. (99%)                                         99
                 Fleming Flagship Advisory Company Sari (99.99%)                              99.99
         Robert Fleming (Luxembourg) Sari (100%)                                                100
             Robert Fleming (Bahrain) WLL (100%)                                                100
             Flemings Nederland B.V. (100%)                                                     100
             Flemings European Asset Management Distribution Company Sari (100%)                100
             J.P. Morgan Fleming Asset Management Services S.a.r.i. (100%)                      100
             J.P. Morgan Fleming Societa di Intermediazione Mobiliare S.p.A. (100%)             100
             J.P. Morgan Fleming Fund Marketing Limited (100%)                                  100
             J.P. Morgan Fleming Asset Management (France) SAS (100%)                           100
                 J.P. Morgan Fleming Selection Sas (100%)                                       100

                 J.P. Morgan Fleming Investissement SAS (100%)                                  100
             J.P. Morgan Fleming Asset Management (Europe) S.a.r.i. (100%)                      100
             Fleming Offshore Managers Limited (In MVL 17 May 2002) (100%)                      100
             Equimark (Jersey) Limited (100%)                                                   100
             Flemings (CIS) Limited (100%)                                                      100
             J.P. Morgan Fleming Asset Management (Schweiz) AG (100%)                           100
             J.P. Morgan Management (Jersey) Limited (100%)                                     100
             Jardine Fleming Canada Holdings Limited (100%)                                     100
         Fledgeling Nominees International Limited (100%)                                       100
             Robert Fleming Management (Bermuda) Limited (100%)                                 100
         Robert Fleming Asset Management Limited (100%)                                         100
             Fleming Life Limited (100%)                                                        100
             Fleming Investment Trust Management Limited (In Liq) (100%)                        100
             J.P. Morgan Fleming Services Limited (100%)                                        100
             J.P. Morgan Fleming Fund Management Limited (100%)                                 100
             J.P. Morgan Fleming Asset Management (UK) Limited (100%)                           100
         Robert Fleming (Bahamas) Limited (100%)                                                100
         Robert Fleming Investment Trust Limited (100%)                                         100
             Fleming Investment Holdings (Jersey) Limited (100%)                                100
         Robert Fleming Investment Management (Jersey) Limited (100%)                           100
         Stone Investments (Number 5) Limited (100%)                                            100
    J.P. Morgan Fleming Asset Management International Limited (100%)                           100
    J.P. Morgan Fleming Asset Management (Asia) Inc. (100%)                                     100
         J.P. Morgan Fleming Taiwan Limited (100%)                                              100
         J.P. Morgan Fleming Asset Management Holdings (Asia) Limited (100%)                    100
         J.P. Morgan Fleming Asset Management (Japan) Limited (100%)                            100
         JF Capital Partners Holdings Limited (100%)                                            100
         JF Asset Management Limited (100%)                                                     100
         JF Asset Management International Limited (100%)                                       100
         JF Private Investment Limited (100%)                                                   100
         JF Mauritius Investment Limited (100%)                                                 100
         JF Management Inc. (100%)                                                              100
         Jardine Fleming Management G P Limited (100%)                                          100
         Jardine Fleming Management (B.V.I.) Limited (100%)                                     100
    J.P. Morgan Strategic UK Limited (100%)                                                     100
J.P. Morgan Financial Investments Limited (100%)                                                100
J.P. Morgan Equity Holdings, Inc. (100%)                                                        100
    Texas Commerce Operating Services, Inc. (100%)                                              100
         J.P. Morgan Securities of Texas, Inc. (100%)                                           100
         Chase Manhattan Bank USA, National Association (100%)                                  100
             Chase BankCard Services, Inc. (100%)                                               100
             Card Acquisition Funding LLC (100%)                                                100
             Chase Data Services Corporation (100%)                                             100
             Chase Manhattan Insurance Agency, Inc. (100%)                                      100
             Chase Insurance Agency, Inc. (100%)                                                100
             J.P. Morgan Investor Services Co. (100%)                                           100
         Chase International Insurance Holding Company, Inc. (100%)                             100
             Chase International Insurance Brokerage Limited (100%)                             100
         Chase Re Limited (100%)                                                                100
         J.P. Morgan Trust Company, National Association (100%)                                 100
         J.P. Morgan Trust Company of Delaware (100%)                                           100
    J.P. Morgan Equities Inc. (100%)                                                            100
    J.P. Morgan Corporate Business, Inc. (100%)                                                 100

J.P. Morgan Private Investments International Inc. (100%)                                   100
J.P. Morgan Private Investments Inc. (100%)                                                 100
     J.P. Morgan Partners Global Private Investors II, L.P. (100%)                          100
     J.P. Morgan Partners Global Private Investors I, L.P. (100%)                           100
J.P. Morgan Municipal Finance Inc. (100%)                                                   100
J.P. Morgan Leasefunding Corp. (100%)                                                       100
     J.P. Morgan (1992-I) Foreign Sales Corporation (100%)                                  100
J.P. Morgan Investment Management Inc. (100%)                                               100
     J.P. Morgan Investment Management Limited (100%)                                       100
J.P. Morgan Chase Realty Corporation (100%)                                                 100
J.P. Morgan International Holdings Corp. (100%)                                             100
     Morgan Trust Company of the Cayman Islands Ltd. (100%)                                 100
     J.P. Morgan Funds Management Inc. (100%)                                               100
         Chase Manhattan Trust Corporation (Nominees) Limited (100%)                        100
         Chase Manhattan FT Limited (100%)                                                  100
J.P. Morgan Futures Inc. (100%)                                                             100
     J.P. Morgan Futures Hong Kong Limited (100%)                                           100
LabMorgan International Ltd. (100%)                                                         100
LabMorgan Corporation (100%)                                                                100
     LabMorgan Investment Corporation (100%)                                                100
JPMorgan Chase Bank (100%)                                                                  100
     Chase Manhattan Mortgage Corporation (100%)                                            100
         Chase Ventures Holdings, Inc. (100%)                                               100
Manufacturers Hanover Leasing International Corp. (100%)                                    100
     Chase Leasing of Texas, Inc. (100%)                                                    100
     Texas Commerce Leasing Company (100%)                                                  100
The Chase Company, Inc. (100%)                                                              100
Chase Bank Limited (100%)                                                                   100
Chase Bank International (100%)                                                             100
Chase Automated Clearing House, Inc. (90%)                                                   90
Chase Access Services Corporation (100%)                                                    100
Chase Access Fund Management Company, LLC (100%)                                            100
Chase Fixed Income Advisors, Inc. (100%)                                                    100
Chase Education Holdings, Inc. (100%)                                                       100
Chase Community Development Corporation (100%)                                              100
Chase Commercial Mortgage Funding Corporation (100%)                                        100
Chase Commercial Mortgage Banking Corp. (100%)                                              100
Chase Manhattan Automotive Finance Corporation (100%)                                       100
     Chase Auto Leasing Corporation (100%)                                                  100
Chase Manhattan Acceptance Corporation (100%)                                               100
     Chemical Mortgage Acceptance Corporation (100%)                                        100
     Chemical Acceptance Corporation (100%)                                                 100
Chase MAC Securities Corp. (100%)                                                           100
Chase Investment Services Corp. (100%)                                                      100
Chase Image Archive Services, Inc. (100%)                                                   100
Chase Mortgage Holdings, Inc. (100%)                                                        100
Chase Mortgage Company (100%)                                                               100
Chem Network Processing Services, Inc. (100%)                                               100
Colson Services Corp. (100%)                                                                100
J.P. Morgan Chase Custody Services, Inc. (100%)                                             100
J.P. Morgan Chase Commercial Mortgage Securities Corp. (100%)                               100
J.P. Morgan Fleming Asset Management (USA) Inc. (100%)                                      100
J.P. Morgan International Inc. (100%)                                                       100

         Banco J.P. Morgan S.A. (99.14%)                                                      99.14
         Chase Manhattan Corporate Services Ltd. (100%)                                         100
         Chase Manhattan Overseas Finance Corporation (100%)                                    100
         J.P. Morgan Bank International (98%)                                                    98
         J.P. Morgan Bank Canada (100%)                                                         100
             Chase Securities Canada, Inc. (100%)                                               100
                 J.P. Morgan Chase International Holdings Limited (100%)                        100
                      J.P. Morgan Limited (100%)                                                100
         J.P. Morgan Services Ltd. (100%)                                                       100
         Jardine Fleming International Holdings Limited (100%)                                  100
             Jardine Fleming International Securities Ltd. (100%)                               100
             Jardine Fleming International Futures Limited (100%)                               100
             Jardine Fleming Securities Services Limited (100%)                                 100
         J.P.Morgan Trust Company (Jersey) Limited (100%)                                       100
             Chase Corporation Corporate Services Limited (100%)                                100
         Morgan Guaranty International Finance Corporation (100%)                               100
         Morgan Guaranty International Bank (100%)                                              100
    J.P. Morgan Leasing Inc. (100%)                                                             100
    J.P. Morgan Mortgage Capital Inc. (100%)                                                    100
    J.P. Morgan Mortgage Acquisition Corp. (100%)                                               100
    J.P. Morgan Markets LLP (100%)                                                              100
    J.P. Morgan Partners (23A SBIC Manager), Inc. (100%)                                        100
    JPMC 60 Wall Street LLC (100%)                                                              100
JPMP Management Corp. (100%)                                                                    100
JPMP Capital Corp. (100%)                                                                       100
    J.P. Morgan Chase Foundation Associates, LLC (100%)                                         100
    J.P. Morgan Partners, LLC (100%)                                                            100
    J.P. Morgan Securities Inc. (100%)                                                          100
Manufacturers Hanover Wheelease, Inc. (100%)                                                    100
Morgan Futures Corporation (100%)                                                               100
    Chemical Overseas Holdings, Inc. (100%)                                                     100

                     SUPPORT SERVICES ADDENDUM ("ADDENDUM")

                                       TO

                MASTER PURCHASE LICENSE AND MAINTENANCE SERVICES
                             AGREEMENT ("AGREEMENT")

                                     BETWEEN

                          JPMORGAN CHASE BANK ("JPMC")

                                       AND

                            EGENERA, INC. ("EGENERA")

      Egenera is in the business of providing Maintenance Services for the Egenera Products. JPMC may from time to time wish to acquire Maintenance Services for Egenera Products purchased by JPMC pursuant to the Agreement in accordance with the service offerings specified in this Addendum. This Addendum also specifies certain terms and conditions that shall govern the provision of Maintenance Services.

      SECTION 1 - DEFINITIONS

      "Maintenance Services" means Egenera's Standard Warranty Service, Annual Post Warranty Service, Software Subscription Service and Enterprise Service that Egenera makes available for Egenera Products as described in Attachments A-1 through A-4 hereto.

      "Source Code" means the source code form of the Egenera Software.

      "Egenera Software" means the Egenera Software which is licensed to JPMC pursuant to the Agreement together with all error-corrections, Maintenance Updates, Software Upgrades, new releases or other modifications to Egenera Software generally made available by Egenera to its customers as a component of Maintenance Services.

      "Maintenance Updates" consists of generally released bug fixes, patches, maintenance releases, updates and associated Documentation relating to Egenera Software that Egenera distributes and license to those customers to whom it is providing Maintenance Services (i.e., Standard Warranty Service, Annual Post Warranty Service, Software Subscription Service, and Enterprise Service). Maintenance Updates do not include patches, fixes, updates or upgrades to Third Party Software. Each new Maintenance Update is identified by the first numeral to the right of the decimal point, with the newer Maintenance Update having the larger numeral (e.g., Release 2.5 is newer than 2.1).

      "Software Upgrades" consists of "Major Releases," which are new generally available releases of the Egenera Software that are intended to provide significant functionality enhancements as well as incorporate cumulative bug fixes and patches since the most recent release of the Egenera Software, and "Minor Releases," which are new releases of the Egenera Software that are intended to provide incremental functionality enhancements as well as incorporate cumulative bug fixes and patches since the most recent release of the Egenera Software.

      "Severity Level 1" means a service event where there has been a total Egenera System failure (e.g., Egenera System crashes or locks up.)

      "Severity Level 2" means a service event where a major function of the Egenera Systems that is critical and is not working.

      "Severity Level 3" means a service event where there is a "bug" within the functional component of the Egenera System, but there is a workaround solution.

      "Severity Level 4" means a service event were there is a minor error in the Egenera System or the Egenera System's improper operation is causing inconvenience to JPMC (e.g., documentation errors).

      "Severity Level 5" means an Egenera Product enhancement request by the JPMC.

      "Egenera System" means the combination of Egenera Products and Third Party Products purchased and/or licensed from Egenera interacting properly as a system.

      "Egenera Processing Blade (pBlade((TM)))" means that part of the BladeFrame that contains only processors and memory, and acts as a server for JPMC's application. One (1) BladeFrame can accommodate up to twenty-four (24) Egenera Processing Blades.

      "Warranty Period" means to the duration (one (1) year) of the warranty described in the Agreement for the Egenera Products.

      SECTION 2 - MAINTENANCE SERVICES

      PERIOD OF MAINTENANCE SERVICES AVAILABILITY

      Subject to Section 15 of this Agreement, Egenera shall make Maintenance Services available to JPMC pursuant to this Addendum with respect to each Egenera Product purchased and/or licensed by JPMC for a period of at least five (5) years following the date of acceptance of the Egenera Product pursuant to the Agreement.

      PROVISION OF MAINTENANCE SERVICES

      The Maintenance Services purchased by JPMC for the Egenera Products installed in the United States are described in the Maintenance Services data sheet, attached hereto as Attachments A-1 through A-4 and depending on the level of the Maintenance Service purchased by JPMC, shall include but not be limited to:

            Twenty-four (24) hours a day, seven (7) days a week Maintenance Services consisting of:

            (a) toll free telephone numbers from within the United States, at which JPMC may contact Egenera personnel qualified to maintain Egenera Products and submit requests for Maintenance Services or other assistance; and

            (b) severity levels and maximum response times for Maintenance Services.

      MAINTENANCE SERVICES RENEWAL PROCEDURE

      For so long as Egenera is required to make Maintenance Services available to JPMC, JPMC shall have the option to renew any Maintenance Services provided hereunder or included with any Egenera Product purchased or licensed under the Agreement by issuing an Order to Egenera. Each renewal shall be for the term of the particular Maintenance Service purchased, effective upon expiration of the term of Maintenance Services previously in effect. Egenera shall use its reasonable commercial efforts to deliver to JPMC a written notice, not less than thirty (30) nor more than one hundred twenty (120) days prior to each such expiration (including any expiration at the end of the Warranty Period), stating the date of commencement of the renewal term of Maintenance Services and a quote for the applicable renewal fee. In the event Egenera does not so notify JPMC, JPMC may nevertheless elect to renew Maintenance Services. Otherwise, Maintenance Services shall be automatically renewed on a month-to-month basis until terminated by JPMC upon thirty (30) days written notice to Egenera at one twelfth the fee previously in effect unless Egenera provides JPMC with written notice of any increase in the renewal fee, after which Maintenance Services provided by Egenera on a month-to-month basis shall be provided at that increased fee.

      MAINTENANCE SERVICES RENEWAL FEE

      The fee for Maintenance Services renewal term with respect to each Egenera Product shall be as quoted by Egenera to JPMC and will reflect the discounts then in effect between the parties (if any). Egenera reserves the right to increase the fee for Maintenance Services effective upon the commencement of a renewal term provided (a) [**] prior written notice of the increase has been given to JPMC; and (b) the fee for Maintenance Services will not be increased by more than the amount determined by multiplying the current fee for Maintenance Services by a percentage which is equal to the lowest of (i) the percentage of the average increase in the then current Consumer Price Index for Urban Wage Earners and Clerical Workers, All Cities Average, 1982-1982=100 as published by the Bureau of labor Statistics of the Department of Labor for the previous twelve (12) months annualized; (ii) five percent (5%); or (iii) the percentage by which Egenera increases the fee for Maintenance Services to its customers generally. The above limitations apply only to Maintenance Services renewed during the period the Agreement is in effect.

      SECTION 3 - EGENERA PERSONNEL

      Egenera represents and warrants that Egenera's Personnel and the personnel of its agents, representatives or subcontractors ("Egenera Personnel") shall be adequately experienced and trained by Egenera or subcontractor before any of Egenera's Personnel are assigned to perform Maintenance Services. Egenera shall be solely and entirely responsible for Egenera's acts (and those of Egenera's Personnel) even if Egenera's Personnel are not acting within the scope of employment.

      Egenera acknowledges that JPMC, as a participant in a highly regulated industry, has certain requirements and that such requirements may apply to Egenera's Personnel ("JPMC Requirements"). The JPMC Requirements may be amended from time to time by JPMC and JPMC shall give Egenera notice of any such amendments.

      Egenera agrees to comply with all then existing JPMC Requirements concerning any of Egenera's Personnel (where permitted by applicable laws and regulations). Any of Egenera's Personnel who do not successfully meet or comply with any of the then current JPMC Requirements shall not be assigned, or if applicable, shall not continue in an assignment, to perform Maintenance Services; however, such failure to meet or comply with any of the JPMC Requirements shall not affect such individual's eligibility for employment with Egenera.

      The JPMC Requirements currently mandate and Egenera represents and warrants that each member of Egenera's Personnel who is placed in any assignment will:

            (a) on or before the first day of the assignment (or if more than six (6) months have elapsed since completion of a prior assignment, on or before the first day of the next assignment):

                  (i) accurately complete, sign and submit to Egenera a Pre-JPMorgan Chase Assignment Statement (a current copy of which is attached hereto as Attachment A 5);

                  (ii) sign and submit to Egenera, JPMC's then standard form of Confidentiality and Non-Disclosure Agreement (a current copy of which is attached hereto as Attachment A-6);

                  (iii) submit to fingerprinting in accordance with the then
                        Statement of JPMorgan Chase Domestic Fingerprinting Policy for Contingent Worker Providers/Servicing Agencies as it applies to Egenera and Egenera's Personnel (a current copy of which is attached hereto as Attachment A7); and

                  (iv) submit to drug testing, in accordance with the then Statement of JP Morgan Chase Domestic Drug Testing Policy for Contingent Worker Providers/Servicing Agencies as it applies to Egenera and Egenera's Personnel (a current copy of which is attached hereto as Attachment A-8).

            (b)   promptly submit to a background check upon JPMC's request.

      JPMC Requirements currently mandate and Egenera represents and warrants that (a) Egenera shall retain original signed copies of each document referenced in subsections (a)(i) and (a)(ii) above with respect to each member of Egenera's Personnel, and (b) upon JPMCs request, Egenera shall promptly produce and deliver to JPMC original signed copies of each document referenced in subsections (a)(i) and (a)(ii) above with respect to each member of Egenera's Personnel for whom JPMC requests such documents.

      Egenera shall advise Egenera's Personnel of their obligations set forth in this Section 3 and shall be responsible for Egenera's Personnel's knowledge, understanding, agreement and compliance with Egenera's obligations, to the extent applicable.

      JPMC shall have the right to reject, remove or replace any of Egenera's Personnel for any reason in JPMC's reasonable sole discretion; but it is understood that such right shall not affect such individual's eligibility for employment with Egenera or any subcontractor.

      SECTION 4 - ESCROW

      JPMC shall be entitled to receive a fully documented copy of the current source code of the Egenera Software and subject to the software license terms of the Agreement, may use same for the sole purpose of maintaining its Egenera Software if (a) Egenera ceases doing business and the same Maintenance Services as set forth herein are not otherwise available at fees consistent with those which would have been payable to Egenera hereunder, (b) Egenera becomes insolvent or a party to any bankruptcy or receivership proceedings or makes an assignment for the benefit of creditors; or (c) if any other event or circumstance occurs which demonstrates with reasonable certainty the inability or unwillingness of Egenera to fulfill any of its Maintenance Services obligations to JPMC Egenera shaft place in escrow with an escrow agent reasonably acceptable to JPMC, a fully documented copy of the' source code of the Egenera Software and keep said copy updated. The agreement for such escrow arrangement shall provide for independent verification of deposits and release to JPMC upon the occurrence of (a), (b) or (c) above.

      SECTION 5 - MAINTENANCE SERVICES TERMS AND CONDITIONS

      FEES FOR MAINTENANCE SERVICES

      The Fees for Maintenance Services payable by JPMC under this Addendum are inclusive of all labor, replacement parts and replacement hardware.

      NEW EGENERA SOFTWARE

      Should Egenera, at any time, make available a new software product ("New Egenera Software") which is a substitution for any Egenera Software licensed to JPMC under the Agreement which has functions that compete with and/or duplicate the functions of such Egenera Software and (a) Software Upgrades for such Egenera Software has been discontinued in accordance with the terms of the Agreement; or (b) Egenera has announced that Software Upgrades for such Egenera Software will be discontinued in accordance with the terms of this Agreement, the New Egenera Software wait be furnished to JPMC under the same license and Maintenance Services terms as. such Egenera Software without the payment of any fees or charges by JPMC.

      EGENERA PROCESSING BLADE SOFTWARE UPGRADES

      Egenera will provide Software Upgrades associated with Egenera Processing Blades at no cost to JPMC during the Warranty Period for the Egenera Processing Blades and for a period of three (3) years from the expiration of the Warranty Period even though JPMC may not have purchased Maintenance Services for the Egenera Processing Blades.

      ENGINEERING CHANGES

      As part of Maintenance Services furnished by Egenera for the Egenera Hardware, Egenera will install in the Egenera Hardware, without additional charge, all appropriate engineering changes determined to be necessary by Egenera. Egenera agrees that such engineering changes will not increase the fees for Maintenance Services payable by JPMC hereunder.

      REPLACEMENT PARTS AND HARDWARE

      Only new parts and hardware will be used by Egenera in performing Maintenance Services. However, such parts may contain remanufactured components that will operate as new.

      SUBCONTRACTING

      Egenera agrees that the Maintenance Services to be performed under this Addendum will be performed by the employees of Egenera. Egenera will not subcontract any part of its Maintenance Services obligations hereunder without the prior written consent of JPMC which consent shall not be unreasonably withheld or delayed. In the event subcontracting of Maintenance Services have been authorized, Egenera will be solely responsible for all work performed by the subcontractor(s). Notwithstanding the above, JPMC acknowledges that Products installed outside the United States may have to be serviced by Egenera subcontractors who will be identified by Egenera and for whom JPMC's consent is hereby given.

      JPMC SYSTEMS

      Subject to Section 15 of the Agreement, in the course of furnishing Maintenance Services, Egenera shall not access, and shall not permit its employees or agents and subcontractors within its control to access, JPMC's systems without JPMC's express written authorization. Such written authorization may subsequently be revoked by JPMC at any time in its sole discretion. Further, any such actual or attempted access shall be consistent with, and in no case exceed the scope of, any such authorization given by JPMC. All JPMC authorization Egenera connectivity or attempted connectivity to JPMC's computing systems shall be only through JPMC's security gateways and/or JPMC's firewalls, and in conformity with JPMC's internal control practices and policies including without limitation, all security, network and data access and audit provisions made known or known to Egenera.

      TERMINATION OF MAINTENANCE SERVICES

      In the event Egenera merges into or consolidates with another entity, or sells all or substantially all of its assets to another entity or is acquired by another entity, JPMC may terminate Maintenance Services upon ninety (90) days written notice to Egenera, whereupon Egenera will promptly refund to JPMC the balance of any fees for Maintenance Services that were paid by JPMC in advance.

      JPMC may at any time, terminate Maintenance Services coverage for individual items of Egenera Hardware and/or Egenera Software upon thirty
      (30) days prior written notice to Egenera. In such event, Egenera will promptly refund to JPMC the balance of any fees for Maintenance Services that were paid by JPMC in advance for such Egenera Hardware and/or Egenera Software.

      ON SITE REPLACEMENT PARTS AND HARDWARE

      If at any time during the term of Maintenance Services, Egenera will maintain a replacement part and/or replacement hardware inventory at a JPMC's site, the details of such arrangement will be mutually agreed to by the parties in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be effective simultaneously with the Agreement.

JPMORGAN CHASE BANK                         EGENERA, INC.

By /s/ Bob Rosetta                          By /s/Thomas Sheehan
   ----------------------------                ----------------------------
Name Bob Rosetta                            Name Thomas Sheehan

Title VP                                    Title Chief Financial Officer

Date 12/12/02                               Date 12/18/02

                                 ATTACHMENT A-1

                            STANDARD WARRANTY SERVICE

SERVICE ACTIVITY                                       SERVICE LEVEL RESPONSE
Part Replacement                                       Next Business. Day

Initial response from receipt of customer contact via email/call home

         Received During Normal Business Hours         One hour by telephone call or on site
         Received outside of normal business hours     One hour from start of next normal business
                                                       hours of next business day

24 x 7 x 365 Telephone support from receipt of customer contact

         Received during normal business hours         One hour by telephone call or on site
         Received outside of normal business hours     Six hours by telephone call or on site

Installation of Maintenance Updates                    Mutually agreed with customer
Problem Resolution Process                             Continuous effort during normal business hours

         Severity 1 and 2

         Severity 3 and 4                              Continuous effort during normal business hours
                                                       as required by Egenera

         Severity 5                                    Periodic updating of customer as requested by
                                                       Egenera

                                 ATTACHMENT A-2

                      ANNUAL POST WARRANTY SUPPORT SERVICES

Current annual fee: [**]% of Egenera System's list price

SERVICE ACTIVITY                                   SERVICE LEVEL RESPONSE
Part Replacement                                   Next Business Day

Initial response from receipt of customer contact via email/call home

         Received During Normal Business Hours     One hour by telephone call or on site
         Received outside of normal business       One hour from start of next normal business
         hours                                     hours of next business day

24 x 7 x 365 Telephone support from receipt of customer contact

         Received during normal business hours     One hour by telephone call or on site
         Received outside of normal - business     Six hours by telephone call or on site
         hours

Installation Maintenance Update                    Mutually agreed with customer
Problem Resolution Process                         Continuous effort during normal business hours

         Severity 1 and 2

         Severity 3 and 4                          Continuous effort during normal business hours
                                                   as required by Egenera

         Severity 5                                Periodic updating of customer as requested by
                                                   Egenera

                                 ATTACHMENT A-3

                               ENTERPRISE SERVICE

Current Annual fee: [**]% of Egenera System's list price if this Maintenance Service commences at start of Warranty Period; [**]% per year thereafter.

Current Two-Year Fee: [**]% of Egenera System list price if this Maintenance Service commences at start of Warranty Period.

Service Activity                                  Service Level Response
24 x 7 x 365 On Site                              Four Hours from Initial Customer Contact

Part Replacement                                  Four Hours from Initial Customer Contact

Initial response from receipt of customer         One hour by telephone call or on site
contact via email/call home

24 x 7x 365 Telephone support from receipt of     One hour by telephone or on site
customer call

Training: "Egenera BladeFrame System              Schedule within five business days from
Administration" (See Appendix A)                  customer or Egenera request

Installation of Software Upgrades                 Five business days from customer request
Problem Resolution Process                        Continuous effort 24 x 7 x 365 until resolved

         Severity 1 and 2

         Severity 3 and 4                         Continuous effort during normal business
                                                  hours as required by Egenera

         Severity 5                               Periodic updating of customer as requested
                                                  by Egenera

Software Subscription Service                     See Attachment A-4
Quarterly review with customer (See Appendix B    Within 10 business days of quarter end
and B-1)

                                 ATTACHMENT A-4

                          SOFTWARE SUBSCRIPTION SERVICE

Current Annual Service Fee:  $[**] per Egenera System

Service Activity                                      Service Level. Response
24 x 7 x 365 Days Support

         Calls received during business hours         One hour by telephone

         Call received outside of normal business     Four hours by telephone
         hours

Installation of Maintenance Updates

         To remedy Severity 1 and 2                   Mutually agreed with customer

         To remedy Severity 3 and 4                   Five business days from request

Installation of Software Upgrades                     Five business days from customer request

                                   APPENDIX A

Egenera BladeFrame System Administration Course

Course Description

The Egenera BladeFrame System Administration course is designed to provide students with the core skills needed to perform basic BladeFrame system administrative tasks. These tasks include:

      Administration of Processing Area Networks (PANs)

      The design and provisioning of Logical Processing Area Networks (LPANs)

      Configuration of LPAN resources as pServers and vNets

      Configuration of applications and services hosted by LPANs for high availability and load balancing.

The course is conducted over a 2 day period with the time divided between lecture and lab. Approximately 40% of the course is lecture based and 60% is spent in hands on configuration labs.

The course consists of the following lessons:

      Introduction to Egenera BladeFrame System

      Designing and Creating Logical Processing Area Networks

      Configuring Logical Processing Area Networks

      Configuring Hardware for High Availability

      Installing and Configuring Applications For High Availability

      Configuring Load-balancing Clusters

Below is a table outlining what is covered in each section and on what day it is covered:

Day        Lesson                     Lecture                                         Labs
---        ------                     -------                                         ----
 1           1        Basic review of BladeFrame foundations         1. Naming the BladeFrame
                      and concept leading to a better                2. Configuring Ethernet Ports on cBlades
                      understanding of the Egenera                   3. Configuring redundant Ethernet
                      paradigm.  Physical and Logical                   connections (rEths)
                      components are discussed as well as            4. Creating virtual switches
                      what job functions are performed at
                      different administrative levels

 1           2        PAN Administration functions are               1. Examine PAN Resources
                      reviewed.  LPAN design and creation            2. Design and LPAN
                      are discussed as well as users and             3. Create LPAN
                      assigning users to specific roles              4. Assigning LPAN Administrators
                      within the PAN and or LPAN>

 1           3        Students now are acting as LPAN                1. Creating pServers
                      Administrators.  In this role students         2. Assigning Disk to pServers
                      create a virtual network consisting of         3. Creating vEths
                      3 servers using those resources                4. Define pServer Boot Options
                      assigned to their LPAN from the                5. Booting the LPAN
                      previous lesson.

 1           4        Students' test hardware high                   1. Configure Hardware Fall Over
                      availability by setting up a local             2. Testing Hardware Fall Over
                      fall over pool and falling one of              3. Removing Hardware Fall Over
                      their pServers over to it.

 2           5        Students review the first 4 lessons as         1. Configuring Application Resources
                      the start of the day then begin the            2. Configuring Application Fall Over
                      process of creating application fall              resources
                      over.  Applications are created as are         3. Configuring the Monitoring Service
                      their resources (file systems, IP              4. Testing Applications
                      addresses, and disks).  Applications           5. Removing Application Fall Over
                      then have fall over policies applied
                      and tested.

 2           6        Students create load balance service           1. Creating Load Balance Service
                      with one of their pServer and set the          2. Creating Load Balanced Member Resources
                      other 2 pServers to become load                3. Testing Load Balance Service
                      balance members.  Each load-balanced           4. Removing Load Balanced Service
                      member is setup as a web server and
                      load balancing is tested

PREREQUISITES

Students attending this course should have experience in the following areas:

      Will have read BladeFrame Technical Overview -

      Have experience with the Linux Operating System, or other Unix based operating system

      Have basic understanding of Linux Network Administration issues

Recommended Pre-Course Reading

"In Search of Clusters" by Gregory Pfister. Prentice Hail

"Red Hat System Administration Unleashed" by Thomas Schenk et al. SAMS

"Taking Control of the Internet Data Center" (White Paper) www.egenera.com

"Guidelines for Effective E-Business Infrastructure Management" (White Paper) www.egenera.com

"The Pros and Cons of Server Clustering in the ASP Environment" (White Paper) www.egenera.com

INTENDED AUDIENCE

This course is intended for Egenera BladeFrame system administrators and anyone who needs to understand Egenera BladeFrame configuration and administrative tasks. This includes:

      Processing Area Network (PAN) administrators

      Logical Processing Area Network (LPAN) administrators.

      BladeFrame Application Developers

All course and related training materials provided by Egenera will be conducted in the English language.

                                   APPENDIX B

QUARTERLY REVIEW

Scheduled within ten business days of calendar quarter end
Conducted by Technical Support Engineer
Reviews of past quarters call history
Rating of past quarter service
Completed Quarterly Review Form (Appendix B-1)

                                  APPENDIX B-1

QUARTERLY REVIEW FORM

QUARTERLY REVIEW

Date held: _________________

Customer Name: _________________________________

Customer Location: _____________________________

Customer personnel in attendance:

           Name                                             Title
_________________________________             __________________________________
_________________________________             __________________________________
_________________________________             __________________________________

Number Blade Frames: ____________

Number PBlades: _________________

                                       Y/N
                                       [ ]

Past quarter service history reviewed:

Service Satisfaction:

                            DISSATISFIED           SATISFIED      VERY SATISFIED

1) Responding in a timely manner
2) Technical expertise of technical engineer
3) Ability to solve the problem
4) Courteous and professional
5) Overall service delivery.

Comments:

Customer Print Name:            Customer Signature:          Customer Title:

___________________________     ___________________          ___________________

Service Provider Company Name:

________________________________________________

Print Technical Support Engineering Name:

________________________________________________

Signature Technical Support Engineer:

________________________________________________

Other Service Provider Personnel attending meeting:

              NAME                                     TITLE

---------------------------------        ----------------------------------

---------------------------------        ----------------------------------

---------------------------------        ----------------------------------

---------------------------------        ----------------------------------

---------------------------------        ----------------------------------

---------------------------------        ----------------------------------

                                 ATTACHMENT A-5

                     PRE-JPMORGAN CHASE ASSIGNMENT STATEMENT

5. I understand that I am an employee of ("Egenera") and that my provision of services for JPMorgan Chase Bank does not alter that status. I understand that I am not eligible for, or entitled to, any employment status with, or employment benefits of, JPMorgan Chase Bank.

6. I understand that JPMorgan Chase Bank's policies prohibit any concurrent employment or assignment which creates a conflict of interest or interferes with my provision of services to JPMorgan Chase Bank. I hereby confirm that I am not so employed or assigned. I also agree to promptly advise Egenera and JPMorgan Chase Bank should i become concurrently employed or assigned by a financial institution or by a company primarily engaged in the issue, flotation, underwriting, public sale or distribution of stocks, bonds or other similar securities (such as a broker/dealer) while I provide services at JPMorgan Chase Bank, and I understand that JPMorgan Chase Bank may permit such concurrent employment or assignment without prejudice to subsequent objection to conduct which creates a conflict or interference.

7. I further understand that while providing services at JPMorgan Chase Bank I am obligated to conduct myself in accordance with any work rules in effect and to abide by those principles of any applicable World Wide Rules in effect, including but not limited to the obligation to report any observed or suspected illegal activity to the Office of the Secretary of JPMorgan Chase Bank, not to engage in insider trading based on information I become aware of or by virtue of my provision of services at JPMorgan Chase Bank, and not to accept gifts for my provision of services at JPMorgan Chase Bank.

8. I understand that I am not to operate or drive any motorized vehicle or operate any machinery (except office machinery) without Egenera's prior written consent and that I am not authorized or empowered to render professional opinions or to sign my name or the JPMorgan Chase Bank name to any financial statement or tax return in connection with the performance of services at JPMorgan Chase Bank or its affiliates.

9. Have you ever been assigned to or employed by JP. Morgan Chase & Co., JPMorgan Chase Bank or any of their direct or indirect subsidiaries, affiliates or predecessors, including The Chase Manhattan Corporation, The Chase Manhattan Bank, Chemical Bank, The Chase Manhattan Bank. NA, Manufacturers Hanover Corporation, or Manufacturers Hanover Trust Company, J.P. Morgan & Co. Incorporated or any of its direct or indirect subsidiaries, affiliates or predecessors, including Morgan Guaranty Trust Company of New York (collectively "JPMorganChase")?